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                                                                 EXHIBIT 10.8




                                  AWARE, INC.
                               ONE MEMORIAL DRIVE
                              CAMBRIDGE, MA  02142


                                             October 27, 1994


Mr. James C. Bender
272 Farley Road
Hollis, New Hampshire 03049

         Re:  Employment Agreement

Dear Mr. Bender:

         The purpose of this letter is to set forth our agreement with respect to your employment by Aware, Inc. (the "Company"), as follows:


1. TERM OF EMPLOYMENT. Subject to sections 5 and 6 of this agreement, the term of your employment shall begin on October 31, 1994, and end on December 31, 1997, except that the term shall be extended for up to ten one-year periods, the first to begin on January 1, 1998, unless the Company has given you written notice of non-extension at least twelve months before the date on which the one-year extension would otherwise begin.

2. SALARY AND BONUS. During the term of your employment, you shall be paid a salary at the annual rate of $180,000.00, payable monthly. The Company, at the discretion of its board of directors, may award you a bonus based upon the Company's financial results and/or achievement of corporate objectives.

3. TITLE AND LINE OF AUTHORITY. The Company agrees that during the term of your employment you shall have the title "President" and "Chief Executive Officer" and agrees to use its best efforts to cause you to be appointed to its board of directors as soon as possible after the date of this agreement and to be reelected to the board at each election for directors held during the term of your employment. You agree to resign from the board of directors upon expiration of your term of employment or its termination in accordance with this agreement. You shall report to the Company's board of directors. Presently, the Board has designated Charles Stewart to act for the Board in this reporting arrangement.

4. EMPLOYEE BENEFITS. You shall be entitled to participate in all Company sponsored insurance or other employee benefit programs, on the same basis as other employees. If you elect not to participate in the Company's health insurance program, the Company shall reimburse you for such health insurance (medical/dental) as you elect to obtain from another source, up to reimbursement of $500/month. The Company shall also pay or reimburse you for:
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Mr. James C. Bender
October 27, 1994
Page 2



annual dues for your membership in the Harvard Club (Boston); access and use charges for one cellular telephone in each of two automobiles owned or leased by you; monthly and use charges for a telephone line for operation of a fax machine in your home and the cost of acquiring such machine; and other ordinary and necessary expenses incurred by you in pursuit of the Company's business for which you provide the Company with receipts appropriate to support deduction thereof by the Company for federal income tax purposes to the extent permitted by law. You shall be entitled to three (3) weeks paid vacation for each year of your employment.

5.   TERMINATION:

         (a) EXPIRATION OF TERM, ETC. The term of your employment shall end upon your death or your disability (as defined herein) or upon expiration of your term of employment on December 31, 1997, or as extended pursuant to #1. In the event of termination by reason of your death or disability, the Company shall continue your compensation and benefits for a period of six (6) months thereafter. All vested options may be exercised until the second anniversary of your death. All vested non-statutory options may be exercised until the third anniversary of your disability. All vested incentive options may be exercised until the first anniversary of your disability. For the purpose of the provision, "disability" shall mean your inability to perform any of the material duties of your position with the Company, continuously for a period of 90 calendar days or for 120 days in any one year period, as mutually determined by the Company and you or by a physician selected by the Company (for which purpose you agree to submit to an examination by any such physician).

         (b) TERMINATION WITH CAUSE. The Company may terminate you for "cause" (as defined herein), provided that you have been given at least 10 days' prior written notice, specifying the cause in reasonable detail, and the opportunity to appear with your legal counsel at a meeting of the Company's board of directors or at a meeting of the Executive Committee of the Company's board of directors, at which at least a quorum is continuously present, to explain or refute the alleged actions or omissions specified in such notice. For the purpose of the provision, "cause" shall mean solely (i) negligent acts or omissions that have been or will be the sole or primary cause of material harm, financial or otherwise, to the Company, or (ii) conviction of a crime involving moral turpitude or conviction of a crime the principal victim of which is the Company.
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Mr. James C. Bender
October 27, 1994
Page 3



6. TERMINATION WITHOUT CAUSE. The Company may terminate your employment at any time without cause, but in that event you shall be entitled to a severance payment upon such termination equal to the salary that you would have been paid pursuant to #2 of this agreement had your employment continued to the expiration of its term, but not less than $180,000.00 nor more than $270,000.00. Such payment shall be made irrespective of any other employment that you may have and any effort that you may, or may not, have made to seek or obtain other employment. For this purpose, the Company shall be deemed to have terminated your employment without cause if the Company materially changes any of your job titles or if there is a Change in Control of the Company. Change in Control means the occurrence during the Term of any of the following events:

         (a) The Company is merged, consolidated or reorganized into or with another corporation (or other legal person) and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation (or person) immediately after such transaction are held in the aggregate by the holders of voting stock of the Company immediately prior to such transaction;

         (b) The Company sells or otherwise transfers all or substantially all of its assets to another corporation (or other legal person) and as a result of such sale or transfer less than a majority of the combined voting power of the then-outstanding securities of such corporation (or person) immediately after such sale or transfer are held in the aggregate by the holders of voting stock of the Company immediately prior to such sale or transfer.

The dissolution of Novon, L.P. (or any other entity now holding stock in the Company) and the resulting distribution of the Company's stock to the holders of an interest in Novon, L.P. (or any other entity now holding stock in the Company) shall not constitute a Change in Control during the Term hereof. If the Company elects to terminate your employment without cause during the Term hereof, the effective date of termination of your employment for purposes of the exercise of your stock options shall be thirty days after written notice is given to you that the Company has elected to terminate your employment without cause, even though you are no longer receiving compensation during said thirty day period other than the severance pay referred to above.

7. STOCK OPTIONS: The Company does not currently have sufficient stock available in its stock option plan to grant you the stock options that you desire. The Company will use its best efforts to
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Mr. James C. Bender
October 27, 1994
Page 4



have the stockholders agree to increase the amount of stock available in the Company's stock option plan. If the stockholders agree to the appropriate increase in the amount of stock available in the stock option plan, the Company will use its best efforts to have the Board of Directors grant you the following stock options:

         (a) FIRST OPTION. an option to purchase 230,769 shares of its common stock for $1.30/share. This option shall become exercisable cumulatively (i.e., "vest") at the rate of 6,410.25 shares at the end of each consecutive calendar month starting with November 1994, such that it shall be fully-vested and exercisable upon the last day of October 1997 and thereafter until expiration. The options to be granted pursuant to this #7(a) shall be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986 and shall be granted pursuant to the Company's Stock Option Plan.

         (b) SECOND OPTION. an option to purchase 269,231 shares of its common stock for $1.30/share. This option shall become exercisable cumulatively (i.e., "vest") at the rate of 7,478.64 shares at the end of each consecutive calendar month starting with November 1994, such that it shall be fully-vested and exercisable upon the last day of October 1997 and thereafter until expiration.

         (c) THIRD OPTION. an option to purchase 300,000 shares of its common stock for $1.30/share. This option shall become exercisable (i.e., "vest") at the rate of fifty (50) shares for each $1,000 of pre-tax profit realized by the Company during the period October 1, 1994 - December 31, 1997, as such profit is shown on the statements of operations prepared by the Company for each year and examined and reported upon by such independent accountants as the Company engages for such purpose. If you are still employed by the Company, on January 15, 1998 this option shall become exercisable as to 150,000 shares, even if the Company has not realized a pre-tax profit.

         (d) The options to be granted pursuant to this #7(b) and (c) shall be non-statutory stock options and shall be granted pursuant to the Company's Stock Option Plan. Prior to execution of this Agreement, the Company has provided you with a copy of the forms to be used for the options to be granted to you pursuant to this Agreement. The options shall be granted as of November 1, 1994 and expire on the eighth anniversary of their date of grant.

         The options shall become exercisable in full (i.e., "vest") upon any Change of Control of the Company.
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Mr. James C. Bender
October 27, 1994
Page 5



8. NON-COMPETITION, ETC. You agree to execute and be bound by the Company's standard "Employee Agreement" concerning inventions, confidentiality and non-competition. A copy of this Employee Agreement is attached hereto.

9. SECURITY CLEARANCE. If requested to do so by the Company, you agree to apply for a federal security clearance and to comply with all the regulations regarding the same.

10. INDEMNIFICATION. The Company has provided you with a copy of the provision(s) of its by-laws or articles of organization providing indemnification to officers and directors of the Company in respect of their acts and omissions as such. The Company agrees that you shall be entitled to the indemnification provided thereby. A copy of such provision(s) is attached hereto and incorporated herein.

11. ARBITRATION. Any dispute arising hereunder or related hereto shall be resolved exclusively by arbitration by a single arbitrator in Boston in accordance with the rules for commercial arbitration of the American Arbitration Association, except that the Company shall be entitled to seek injunctive relief from any Court of competent jurisdiction for any violation by you of your obligation under Sections 8 and 9. Such arbitration shall be final and binding. Judgment may be entered upon any arbitral award in any court of competent jurisdiction. No arbitrator may award punitive, multiple, statutory, or other non-compensatory damages.

12. MISCELLANEOUS. This Agreement is to be construed and enforced under the laws of Massachusetts. This Agreement expresses the complete understanding of the parties with respect to the subject matter hereto and is intended to supersede any prior or contemporaneous written or oral agreements.

                                        AWARE, INC.


                                        By:/s/ Charles Stewart
                                           --------------------------
                                              Charles Stewart,
                                              Chairman of the Board

Accepted and agreed to:


/s/ James C. Bender
--------------------------
     James C. Bender
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                              [AWARE, INC. LOGO]


                                   A W A R E


December 20, 1996


Mr. James C. Bender
Aware, Inc.
One Oak Park
Bedford, Massachusetts 01730

RE:  Amendment to Employment Agreement
     ---------------------------------

Dear Mr. Bender:

     The purpose of this letter is to set forth our agreement to amend the employment agreement between Aware, Inc. (the "Company") and yourself dated October 27, 1994 (the "Original Employment Agreement"), as follows:

1. TERM OF EMPLOYMENT. Section 1 of the Original Employment Agreement is hereby amended to read as follows in its entirety:

        "1. Term of Employment. Subject to Section 6 of this agreement, the term of your employment shall begin on January 1, 1997 and end on December 31, 2000, except that the term shall be extended for up to
        (5) one-year periods, the first to begin on January 1, 2003, unless the company or you has given the other written notice of non-extension at least six (6) months before the date on which the one-year extension would otherwise begin."

2. SALARY AND BONUS: Section 2 of the Original Employment Agreement is hereby amended by deleting the term "$180,000.00" and replacing it with the term "$200,000.00.

3. EMPLOYEE BENEFITS. Section 4 of the Original Employment Agreement is hereby amended to insert the following phrase in the third sentence:
"initiation fees up to a maximum of $40,000, and annual dues up to a maximum of $6,000, at a golf or country club;"





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4.   TERMINATION. Section 5(a) of the Original Employment Agreement is hereby amended by deleting the date December 31, 1997" from the first sentence and replacing it with the date "December 31, 2002.

5. TERMINATION WITHOUT CAUSE. Section 6 of the Original Employment Agreement is hereby deleted in its entirety and the following new Section 6 is substituted therefor:

        6. TERMINATION BY YOU. You may terminate your employment with the Company by providing the Company at least three (3) months' prior written notice. If such termination occurs on or before December 31, 1997 you shall forfeit thirty percent (30%) of the portion of each of the stock options described in Section 7 that is vested and unexercised on the date on which you give the Company such notice and no further vesting of any such option shall thereafter occur. If such termination occurs between January 1, 1998 and December 31, 1998 you shall forfeit twenty percent (20%) of the portion of each of the stock options described in Section 7 that is vested and unexercised on the date on which you give the Company such notice and no further vesting of any such option shall thereafter occur.

7. LIFE INSURANCE. A new Section 6A is hereby added to the Original Employment Agreement, to read as follows in its entirety:

        "6A. LIFE INSURANCE. During the term of your employment by the Company, the Company shall pay or reimburse you (as you may elect) for premiums on a term life insurance policy (renewable to age 65) on your life in the principal amount of $1 million, subject to the Company's prior approval of the insurance contract (including amount of premiums payable), which shall not be unreasonably withheld or delayed."

     If this letter accurately sets forth our agreement regarding amendment of the original Employment Agreement, please sign and return to the Company the enclosed copy of this letter.

                                   AWARE, INC.


                                   By: /s/ Charles K. Stewart
                                       -----------------------------------------
                                       Charles K. Stewart, Chairman of the Board


Accepted and agreed to:

/s/ James C. Bender
-------------------
James C. Bender
President & CEO